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                                 EXHIBIT NO. 2

                           Stock Purchase Agreement
                           dated December 14, 1993.


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                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated as of December 14, 1993 by and among Pierrick Haan, a French citizen residing at 11 Rue Emile Galle, 54520 LAXOU, France (the "Principal Shareholder") and the other shareholders listed on the signature page, all of whom are represented by Pierrick Haan under a power of attorney, a copy of which has been provided to P-B (the "Minority Shareholders") and who, together with the Principal Shareholder, are referred to as the "Shareholders," Puritan-Bennett Corporation, a Delaware, USA corporation ("P-B") and Puritan-Bennett France Holdings, a French Societe Anonyme in formation by P-B and to be owned (directly or indirectly) by P-B ("NEWCO").

                                    PREAMBLE
                                    --------

     Shareholders own one hundred (100%) percent of the issued shares of "Societe d'Etude et Fabrication d'Appareillage Medical, a French "Societe Anonyme (S.A.)" with a fully paid in capital of FF 6,234,000, whose registered office is Pole Technologique de Brabois, 10, Allee Pelletier-Doisy, 54600 Villers-les-Nancy and which is registered with the "Registre du Commerce et des Societes" in Nancy (France) and numbered B 324 591 619 - APE Code 2912 ("SEFAM"). NEWCO desires to purchase from Shareholders, and Shareholders desire to sell to NEWCO, all of the issued shares of SEFAM, in accordance with the terms of this Agreement.


     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the parties hereto agree as follows:

                                  DEFINITIONS
                                  -----------

     Attached at the end of this Agreement is a cross-reference index with respect to the defined terms used herein.

                                   ARTICLE 1
                                  ACQUISITION

     SECTION 1.1 THE ACQUISITION. Upon the terms and subject to the condition precedent set forth in Article 5 hereof and the other conditions hereof, at the Closing (as hereinafter defined) and effective as of the Closing Date (as hereinafter defined), Shareholders agree to sell, transfer, assign and deliver to NEWCO, and NEWCO agrees to purchase from the Shareholders, Thirty One Thousand One Hundred and Seventy (31,170) and not less than that amount of shares of SEFAM making up the entire issued share capital of SEFAM (the "SEFAM Stock"). Shareholders agree to sell as the beneficial owners of, and to


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transfer to NEWCO good and, valid title to, the SEFAM Stock free and clear of any and all claims, liens, charges, liabilities, obligations, restrictions, encumbrances or rights of others of any character whatsoever, except as disclosed on the Disclosure Schedule. At the Closing, the Shareholders shall transfer the SEFAM Stock to NEWCO as set forth in Section 5.2(i) hereof. Upon the terms and subject to the satisfaction of the condition precedent set forth in Article 5 hereof and the other conditions hereof, at the Closing and effective as of the Closing Date, NEWCO agrees to pay for the SEFAM Stock in the manner described in Section 1.2 below. The purchase and sale of the SEFAM Stock as described above is referred to as the "Acquisition".

     SECTION 1.2  PAYMENT FOR SEFAM STOCK.

     (a) Payment to Principal Shareholder. NEWCO shall pay the Principal Shareholder the price of FF 4099.04 for each of the 15,650 shares of SEFAM Stock purchased from him in the Acquisition (the "Haan Purchase Price"). The Haan Purchase Price shall be paid at the Closing (as hereinafter defined) as follows:

     (i) As payment in kind NEWCO shall deliver to the Principal Shareholder (and the Escrow Agent as provided in Section 1.3) at the Closing four hundred twenty six thousand, nine hundred twenty nine (426,929) shares of Puritan-Bennett Corporation's $1.00 par value common stock (the "P-B Stock"). THE PRINCIPAL SHAREHOLDER UNDERSTANDS THAT THIS UNREGISTERED P-B STOCK IS SUBJECT TO SUBSTANTIAL TRANSFER RESTRICTIONS CONTAINED IN THIS AGREEMENT AND IMPOSED BY APPLICABLE LAW.

     (ii) In addition, NEWCO shall deliver to the Principal Shareholder a banker's draft ("Cheque de Banques") in the sum of FF20,150,000 in cash (in French Francs) at the Closing.

     (b) Payment to Minority Shareholders. NEWCO shall pay the Minority Shareholders the price of FF 3489.04989 for each share of SEFAM Stock purchased in the Acquisition, to be paid in cash (in French Francs) in the form of a banker's draft ("Cheque de Banques") delivered by wire transfer (value on the Closing Date) to each of the Minority Shareholders and the Escrow Agent (as provided in Section 1.3) at the Closing.

     SECTION 1.3 ESCROW AGREEMENT. At the Closing, each Shareholder shall deliver ten (10%) percent of the cash (in French Francs) (or, in the case of the Principal Shareholder, 62,245 shares of P-B Stock) which such Shareholder is otherwise entitled to receive pursuant to Section 1.2 (the "Escrowed Property") to Banque Populaire de Lorraine (the "Post-Closing Escrow Agent") as security for such Shareholder's obligations pursuant to Section 7.3 hereof (the "Indemnity Obligations"). Each Shareholder shall execute an escrow agreement substantially in the form attached hereto as Exhibit 1.3 (the "Escrow Agreement"). All fees to the

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Post-Closing Escrow Agent shall be paid by the Shareholders.  The P-B Stock included in the Escrowed Property will be issued in the name of the Principal Shareholder and the Principal Shareholder shall deliver duly executed blank stock powers pertaining thereto to the Post-Closing Escrow Agent.

     SECTION 1.4 CLOSING. The closing of the Acquisition will be held at the offices of Clifford, Chance in Paris, France (or such other place or in such other manner as P-B, NEWCO and the Shareholders may agree). The Closing shall take place five (5) business days after the satisfaction of the condition precedent set forth in Article 5 and the satisfaction or waiver of the other conditions in Article 5 below, or at such other time as P-B and Shareholders may agree (the "Closing Date").

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS

     Each of the Shareholders hereby individually make the following representations and warranties to P-B and NEWCO except that only the Principal Shareholder makes the representation and warranty in Section 2.33):

     It is hereby expressly agreed that the representations and warranties set forth in this Article 2 are qualified and limited in their scope by the qualifications, exceptions and limitations set forth in the Disclosure Schedule annexed hereto as Exhibit 2.1 (the "Disclosure Schedule") and that no shareholder shall have any liability in respect of any Indemnity Obligation to the extent that the matter giving rise to such Indemnity Obligation is disclosed in the Disclosure Schedule.

SECTION 2.1    ORGANIZATION: DELIVERY OF DOCUMENTS.

          SEFAM is a corporation duly organized, validly existing and duly registered at the commercial and companies registry ("Registre du Commerce et des Societes") under the laws of the country of France and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SEFAM is duly qualified or licensed in those countries, states, provinces and other jurisdictions in which it carries on business as set forth on the Disclosure Schedule furnished by the Shareholders to P-B prior to signing this Agreement. In addition, SEFAM is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, operations or financial condition of SEFAM. Shareholders have heretofore delivered to P-B accurate and complete

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copies of the document or documents (i) containing the constitution of SEFAM, as currently in effect, including, without limitation, and as appropriate, the Statutes, charter, articles, statutes and bylaws ("Constitutional Documents"); and constituting all minutes of all meetings and actions by written consent of the Board of Directors and shareholders of SEFAM since May, 1982.

     SECTION 2.2    CAPITALIZATION.

          (a) The share capital of SEFAM consists of 31,170 shares of stock of FF 200 value nominal on the date hereof. All the SEFAM stock is validly issued, fully paid and free of preemptive rights or other transfer restrictions except as disclosed on the Disclosure Schedule (which disclosed preemptive rights shall be released as of the Closing Date). The Shareholders collectively own all of the outstanding share capital of SEFAM. Except for the SEFAM Stock owned by Shareholders which will be transferred to P-B as of the Closing Date, there are not now, and on the Closing Date there will not be, any shares of capital stock of SEFAM issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible notes, securities or other agreements, commitments or rights of any character obligating SEFAM to issue, transfer or sell any of its capital stock.

          (b) Except as disclosed on the Disclosure Schedule, SEFAM does not own, directly or indirectly, any capital stock, share capital or equity securities of any corporation or have any direct or indirect equity, voting rights or ownership interest in any business, entity, partnership or joint venture.

          (c) Except as disclosed on the Disclosure Schedule, (which disclosed agreements shall be released as of the Closing Date) there are not at the date hereof, and on the Closing Date, there will not be, any voting trusts or other agreements or understandings to which SEFAM or any Shareholder is a party or are bound with respect to the voting of the SEFAM Stock.

     SECTION 2.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Shareholders declares that it has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of the Shareholders further declares that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by it, and no other proceedings on its part are necessary to authorize this Agreement or to consummate the transactions so contemplated and that this Agreement has been duly and validly executed and delivered by it and constitutes a valid and binding agreement enforceable against it in accordance with its terms. Each of the Shareholders declares that the execution and delivery of this Agreement by it, and its consummation of the transactions contemplated hereby will not violate, breach, or constitute a default under any note, bond, mortgage, contract,

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agreement or other instrument to which such Shareholder is a party or violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to such Shareholder.

     SECTION 2.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth on the Disclosure Schedule, no filing with, and no permit, authorization, consent or approval of, any person, organization or entity, including, without limitation, any government, public body or authority, domestic or foreign, is necessary for the consummation by the Shareholders of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Shareholders nor the consummation by the Shareholders of the transactions contemplated hereby nor compliance by the Shareholders with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Constitutional Documents, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by way of substitution, novation or otherwise (or give rise to any right of termination, cancellation, material modification or acceleration) under, any of the terms of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which SEFAM is a party (c) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to SEFAM or its business properties or assets.

     SECTION 2.5 FINANCIAL STATEMENTS. The Shareholders have delivered to P-B true, correct and complete, in all material respects, copies of the certified balance sheet ("Bilan") and income statement ("Compte de Resultat") for SEFAM as of December 31, 1992, and for the fiscal years then ended as certified by the Statutory auditor ("Commissaires aux Comptes") of SEFAM and submitted to and approved by the Shareholders in annual general meeting (the "Year End Financials"). Attached to the Disclosure Schedule are true, correct and complete, in all material respects, copies of the audited balance sheet and income statement for the nine month period ending September 30, 1993 as audited by the Statutory auditor ("Commissaires aux Comptes") of SEFAM but not submitted to the Shareholders (the "Financial Statements"). Each of the balance sheets (including the related notes) included in the Year End Financials and the Financial Statements present and show a true, accurate, complete, fair and representative view, in all material respects, of the financial condition, assets and liabilities of SEFAM as of the respective dates thereof, except as otherwise noted therein, and the income statements (including the related notes) included therein fairly present, in all material respects, the results of operations of SEFAM for the respective fiscal periods. All Year End Financials and Financial Statements have been prepared in accordance with generally accepted accounting principles in effect in the country of France ("plan comptable general") applied on a consistent basis. The Year End Financials and Financial Statements contain no untrue statements of any

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material fact.  The Financial Statements considered together with other written information furnished to P-B in connection with this transaction as of the date first above written do not omit to state any material fact which would be required to make them not misleading.

     SECTION 2.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed on the Disclosure Schedule, since September 30, 1993 SEFAM has not taken any of the actions set forth in Section 4.1 hereof, suffered any adverse change in its business, operations, financial condition, properties, assets or liabilities which could reasonably be expected to be material to SEFAM or entered into any material transaction, or conducted its business or operations, other than in the ordinary course of business.

     SECTION 2.7 NO UNDISCLOSED LIABILITIES. Except for liabilities, obligations or commitments (a) which are accrued or reserved against in the Financial Statements (or reflected in the notes thereto), (b) which are disclosed in the Disclosure Schedule, or elsewhere in this Agreement, or (c) which arise in the ordinary course of business between the date of this Agreement and the Closing, SEFAM has no material liabilities, obligations, exposure, asserted or unasserted claims, or commitment of any nature, whether accrued, absolute, contingent or otherwise, due or to become due or arising out of transactions entered into prior to the Closing.

     SECTION 2.8 NO MATERIAL DEFAULT. Except as set forth in the Disclosure Schedule, SEFAM is not in default, breach or violation in any material respect (and no event has occurred which with notice or the lapse of time or both would constitute a default, breach or violation) of (a) any provision of the Constitutional Documents, (b) any term, condition or provision of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to SEFAM or any of its properties, business or assets.

     SECTION 2.9 CLAIMS/LITIGATION. Except as set forth on the Disclosure Schedule, there is no claim, action, suit, proceeding or investigation pending or threatened in writing (or, to the best knowledge of the Shareholders, verbally threatened), against SEFAM before any state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality. Except as set forth in the Disclosure Schedule, SEFAM is not engaged in or subject to any litigation (civil or criminal) or arbitration or tribunal or administrative proceedings and no such litigation or proceedings are pending or, to the best knowledge of the Shareholders, threatened either by or against SEFAM nor are there any circumstances which may lead to any such litigation or proceedings.

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     SECTION 2.10  SEVERANCE AGREEMENTS.  SEFAM is not a party to or bound by any contract, agreement or arrangements which would be affected by the employment, services, consulting or severance from employment, of any director, officer or employee of SEFAM (other than requirements imposed by statutory law).

     SECTION 2.11   TAX MATTERS.

          (a) "Tax" means any tax imposed by any government, jurisdiction or any subdivision thereof, any country, federal, state, municipal, local, or foreign income, withholding, gross receipts, capital gains tax, capital transfer tax, inheritance tax, corporation tax, advance corporation tax, stamp tax, capital duty, national insurance contributions, wealth, license, payroll, employment, excise, severance, stamp, occupation, benefits, environmental, custom duties, annual reports, privilege, permits, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or fee of any kind whatsoever, including any interest, penalty, fines or addition thereto, whether disputed or not.

          (b) "Tax Return" means any return, extension, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (c) SEFAM has timely filed all Tax Returns that it was required to file. All such Tax Returns were complete and correct in all material respects. All Taxes owed by SEFAM have been paid or adequate reserves or provisions have been established on the Financial Statements. No claim has been made by an authority in a jurisdiction where SEFAM does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests in any of the assets of SEFAM that arose in connection with any failure (or alleged failure) to pay any Tax.

          (d) SEFAM has withheld or charged and paid all Taxes required to have been withheld or charged and paid.

          (e) Except as set forth in the Disclosure Schedule neither SEFAM nor any Shareholder expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed for SEFAM. Except as set forth in the Disclosure Schedule, there is no dispute or claim concerning any Tax liability of SEFAM.

          (f) SEFAM has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

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          (g)  The unpaid Taxes of SEFAM do not materially exceed the total reserve for Tax liability (current and deferred) set forth on the face of the balance sheet included with the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing.

     SECTION 2.12   EMPLOYEE BENEFIT PLANS.

          (a) The Disclosure Schedule sets forth a true and complete list and full and accurate details, in all material respects, of (i) each bonus, commission, deferred compensation, incentive compensation, stock or share purchase, stock or share option, severance or termination pay, hospitalization or other medical, life or other insurance, permanent health, disability, sickness, accident, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement, scheme or arrangement (voluntary or statutory of SEFAM, and (ii) each other employee benefit plan, program', agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by SEFAM and another trade or business (collectively, the "Plans").

          (b) Except as disclosed on the Disclosure Schedule, each of the Plans is in compliance with all applicable law, in all material respects including compliance with the collective Employment Agreement ("Convention Collective") identified on the Disclosure Schedule.

          (c) Except as disclosed on the Disclosure Schedule, there are no pending or threatened claims in writing (other than routine, immaterial claims for benefits) (or, to the best knowledge of the Shareholders, verbally threatened) by, on behalf of or against any of the Plans. Except as set forth in the Disclosure Schedule no amounts payable under the Plans (including but not limited to individual employment and severance agreements) will fail to be deductible for income tax purposes. No Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond retirement or other termination of service, except as set forth in the Disclosure Schedule.

          (d) Without limiting the provisions of this Section 2.12, all such Plans which provide benefits on retirement or after retirement are sufficiently and effectively funded on the basis of reasonable actuarial assumptions.



     SECTION 2.13   ENVIRONMENTAL MATTERS.

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          (a)  SEFAM has complied with and is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined), and, to the best knowledge of the Shareholders without having undertaken any environmental audit, there are no circumstances that may prevent or interfere with such compliance in the future; there is no material Environmental Claim (as hereinafter defined) filed with a court and notified to SEFAM or threatened in writing (or, to the best knowledge of the Shareholders, verbally threatened) against SEFAM, and (to the best knowledge of the Shareholders without having undertaken any environmental audit) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any material that could reasonably be expected to form the basis of any material Environmental Claim against SEFAM.

          (b) "Environmental Claim" means any notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment of any substance at any location now or previously owned or occupied by SEFAM, (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. "Environmental Laws" means the laws or regulations of France relating to past, present or future emission, discharges, releases or threatened releases of substances, or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of substances.

     SECTION 2.14   INTELLECTUAL PROPERTY.

          (A) INTELLECTUAL PROPERTY. The Disclosure Schedule sets forth a complete list and description of all patents, trademarks, service marks, trade names, copyrights and trade secrets and related know-how, and all registrations and applications to register therefor, owned by, licensed to, or used by SEFAM (the "Intellectual Property") and a true and complete list of all licenses or similar agreements or arrangements to which SEFAM is a party, either as licensor or licensee, with respect to the Intellectual Property. The Shareholders further represent and warrant that, except as set forth in the Disclosure Schedule, (i) SEFAM owns or has valid rights by license or otherwise to use all of the listed Intellectual Property and all other intellectual property rights of any type used in connection with the conduct of its business in the manner in which it currently conducts its business, (ii) SEFAM has the sole and exclusive right, title and interest in and to all of the Intellectual Property owned by it, (iii) the registrations and applications to register the Intellectual Property in each of the countries in which the Intellectual Property is registered are valid and subsisting in all

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respects and have been properly maintained, (iv) except as disclosed on the
Disclosure Schedule, to the best knowledge of the Shareholders, neither any of the Intellectual Property nor any use of the Intellectual Property, nor the operations of SEFAM, infringes upon or violates any intellectual property rights of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, and no such claim is pending against SEFAM. Except as set forth in the Disclosure Schedule, SEFAM has not in any manner materially encumbered or impaired any rights in the Intellectual Property and the Intellectual Property is free and clear of any liens and claims.

          (B)  TRADE SECRETS AND KNOW-HOW.   To the best knowledge of the
Shareholders none of the Intellectual Property which constitutes trade secrets or related know-how has been disclosed by SEFAM or any other party to any person under any circumstance which would destroy their status as trade secrets or know-how. All independent contractors and other persons who have had access to such trade secrets and know-how have signed appropriate non-disclosure and confidentiality agreements sufficient to protect such trade secrets and know-how from unauthorized disclosure. To the best knowledge of the Shareholders, there has been no unauthorized access to such trade secrets and know-how by any third party. To the best knowledge of the Shareholders, the use of the trade secrets and know-how included in the Intellectual Property does not infringe any currently issued patent, copyright, trade secret, know-how, trademark or other intellectual property rights, privacy rights or similar rights of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, and no such claim is pending against SEFAM.

     SECTION 2.15 TITLE TO PROPERTIES. Except as disclosed on the Disclosure Schedule, SEFAM has good, valid and marketable title to all of the properties and assets included as assets on the Financial Statements or otherwise owned by it (real, personal and mixed, tangible and intangible) and used in its business. Such assets, together with leased or licensed assets, are sufficient for the conduct of the business of SEFAM as currently conducted. Except as disclosed on the Disclosure Schedule none of such properties or assets is subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise). The Disclosure Schedule contains a list of all tangible personal property owned by SEFAM with a book value in excess of FF 3000 as of September 30, 1993 including, but not limited to, furniture, fixtures, office equipment and supplies. Shareholders shall ensure that SEFAM shall provide the evidence of title with respect to SEFAM real property described in Section 4.13.

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     SECTION 2.16   MATERIAL COMPLIANCE WITH APPLICABLE LAWS.  SEFAM has in the
past complied and is presently complying with, in all material respects (or if not, such noncompliance has been completely remedied and no further liability of SEFAM exists), with respect to the operations, real property, equipment and business of SEFAM, with all applicable laws (whether statutory or otherwise) rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (collectively, the "Laws"), the violation of which would have a material adverse effect on the business of SEFAM as currently conducted. SEFAM has not received any notification of any asserted present or past failure by it (which has not been completely remedied and for which no further liability of SEFAM exists), to comply in any material respect with any of the Laws.

     SECTION 2.17 LEASES AND SUBLEASES. Each material lease or sublease (and consents or amendments thereto) pursuant to which SEFAM leases or subleases any real or personal property, either as lessor or lessee, is in full force and effect and each is listed and described in the Disclosure Schedule. SEFAM has not received notice of any default or breach of covenant under any such lease or sublease. There is not under any such lease or sublease any existing material default or breach of a material covenant by SEFAM or any condition, event or act that with notice or lapse of time or both would constitute such a material default, and there is not under any lease or sublease, any default or breach of a covenant by SEFAM that gives the other party to such lease or sublease the right to terminate or cancel such lease or sublease.

     SECTION 2.18 CONDITION OF PROPERTY. Each of the buildings, structures, improvements and leased promises and all equipment of, or used or occupied by, SEFAM is in good condition and repair, reasonable wear and tear excepted. The present use, maintenance and occupation thereof conform in all material respects with all applicable laws, ordinances and regulations. SEFAM has not received notice of any type of any breach or violation of any such laws, ordinances or regulations.

     SECTION 2.19 REMUNERATION. The Disclosure Schedule contains a complete and accurate schedule of the direct compensation (including wages, salaries and actual or anticipated bonuses) plus a description of other annual benefits, paid or provided in the fiscal year ended December 31, 1992, the direct compensation and benefits (as described in the proceeding clause) to be paid in the current fiscal year, to all of the officers, directors and employees of SEFAM, and the age and seniority of each such officer, director and employee. Except as disclosed on the Disclosure Schedule, SEFAM has not granted any salary increases since December 31, 1992.

     SECTION 2.20 TERMINATION OF EMPLOYEES. SEFAM has not granted to any of its employees notice delays or severance pay or

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indemnities other than those provided for in the Collective Employment Agreement
("Convention Collective") identified in the Disclosure Schedule.

     SECTION 2.21   EMPLOYMENT AGREEMENTS.

          (a) Except as disclosed on the Disclosure Schedule SEFAM is not a party to or bound by any union agreement, nor does it have any written or oral agreement that is not terminable at will with any of its directors, employees, consultants, agents, or any other person performing services for it, relating to their employment by or performance of services for SEFAM, or their compensation therefor (other than agreements for the sole purpose of providing for the confidentiality of proprietary information or the assignment of inventions). Neither SEFAM nor any Shareholders have received any notice that any SEFAM employee will terminate his or her employment currently or at any time within sixty (60) days of the Closing.

          (b) Except as disclosed on the Disclosure Schedule SEFAM has in relation to each of its employees (and so far as relevant to each of its former employees) complied with:(i) all obligations imposed on it by Article 119 of the Treaty of Rome and all statutes regulations and codes of conduct and practice relevant to the relations between it and its employees or any trade union, and has maintained current adequate and suitable records regarding the service of each of its employees; (ii) all collective agreements and customs and practices for the time being dealing with such relations or the conditions of services of its employees; (iii) all relevant orders and awards made under any relevant statute, regulation or code of conduct and practice affecting the conditions of service of its employees; and (iv) the terms and conditions of any severance or similar agreements or laws of any nature related to the termination of its employees.

          (c) Except as disclosed on the Disclosure Schedule, SEFAM is not a party to or bound by any bargaining, union membership, security of employment or recognition agreement with any trade union or any other collective arrangement which affects the rights of any of its employees nor has any application or claim for any such agreement or arrangement been made. No trade union is expressly or impliedly recognized by SEFAM for any collective bargaining purpose in respect of any of its employees.

          (d) Except as disclosed on the Disclosure Schedule SEFAM is not now and has never been in dispute with any of its employees or involved in any negotiation of material importance. No strike, lock-out or other form of industrial action is now, or has ever been, pending or threatened by or against SEFAM nor to the best knowledge of the Shareholders is there anything likely to give rise to a dispute with any of such officers or employees or any trade union.

     SECTION 2.22 CERTAIN OTHER CONTRACTS AND COMMITMENTS. Except as set forth on the Disclosure Schedule, SEFAM is not a party to or bound by:

          (a) Any agreement licensing any of the Intellectual Property to others;

          (b) Any agreement for the marketing or distribution of the any products or services;

          (c) Any agreement which grants to any third party any exclusive territory or other exclusive marketing arrangement or wherein SEFAM has agreed to grant "most favored" customer treatment or agreed to be bound by any restrictive covenants affecting marketing or distribution of any products or services;

          (e)  Any agreement requiring payment of royalties;

          (f)  Any agreement under which it has an
unfulfilled obligation or commitment to provide consulting services or to develop any technology or products; and

          (g)  Any other material contract or commitment.

     SECTION 2.23 CONTRACTUAL OBLIGATIONS. Except as set forth on the Disclosure Schedule, SEFAM is not a party to any material contract or other binding commitment or obligation which (i) requires it to provide services, materials or products to a party in the future for which it has already received payment or where the cost of providing such services, materials or products will exceed the amounts remaining to be paid to SEFAM, as the case may be, for same; or (ii) it reasonably anticipates it will not be able to deliver goods or services in full accordance with the terms and conditions of such contract, commitment or obligation, at current SEFAM staffing levels.

     SECTION 2.24 TRANSACTIONS WITH AFFILIATES. There are no currently existing loans, leases or other continuing transactions between SEFAM, on one hand, and any Shareholder or officer or director or employee of SEFAM or any family member or affiliate of such officer, director, Shareholder or employee, on the other hand, except for advances to sales representatives not to exceed FF5000 per representative.

     SECTION 2.25 PERMITS, LICENSES AND AUTHORIZATIONS. The Disclosure Schedule sets forth all material permits, licenses, and governmental authorizations held by SEFAM. These permits, licenses, and authorizations constitute all necessary permits, licenses and other authorizations required to carry on and conduct SEFAM's business and to own, lease, use and operate its property at the places and in the manner in which such business is presently carried on and conducted and such property is now owned, leased, used or operated.

     SECTION 2.26 ACCOUNTS RECEIVABLE. The accounts receivable of SEFAM as reflected in the Financial Statements (net of reserves reflected in such statements), to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of SEFAM on the date hereof (net of reserves reflected in such books), are, and those existing on the Closing Date will be
(i) valid and existing and represent monies due for products sold or licensed and delivered or services performed; and (ii) recorded as accounts receivable on the books of SEFAM in accordance with generally accepted accounting principles applied on a consistent basis. A schedule of the accounts receivable as of September 30, 1993 is contained in the Disclosure Schedule and an update thereof (in the form of an "Balance Agee") as of a date within thirty (30) business days of the Closing Date will be provided to P-B at the Closing.

     SECTION 2.27 INVENTORY. All inventory of SEFAM is of quality and quantity usable and saleable in the ordinary course of its business and the values at which that inventory is carried on the books of SEFAM reflects accurately the normal inventory valuation policy of SEFAM of stating inventory at market value based upon the last price paid for the corresponding inventory item.

     SECTION 2.28 INSURANCE. The Disclosure Schedule contains a complete and accurate list of all insurance policies (including "key-man" insurance) held by SEFAM which are now in force. The premiums on all such policies have been timely paid and said policies are in full force and effect. SEFAM has effected all insurance which it may be required by law to effect.

     SECTION 2.29 MAJOR CUSTOMERS AND SUPPLIERS. The five largest customers and supplier of SEFAM in the last fiscal year and the percentage of the gross revenue of SEFAM contributed by each (or purchases from each) is set forth on the Disclosure Schedule (the "Material Customers" and "Material Suppliers").
The relationships of SEFAM with the Material Customers and the Material Suppliers are good commercial working relationships. To the best of Shareholders' knowledge, no Material Customer or Material Supplier has cancelled or threatened in writing to cancel or otherwise modify its relationship with SEFAM.

     SECTION 2.30 BANK ACCOUNTS. The Disclosure Schedule contains a complete and accurate schedule of all of the bank accounts of SEFAM and the authorized signatories with respect to each.


     SECTION 2.31   FAIR TRADING, RESTRICTIVE TRADE PRACTICES, ETC.

          (a) SEFAM is not and has not been a party to any agreement, arrangement or concerted practice nor is it nor has it been carrying on any practice which in whole or in part: (i) contravenes or is invalidated by any provision of Articles 85(1) or 86 of the Treaty of Rome or any EEC directive or regulation; nor (ii) is registrable, unenforceable or void or renders SEFAM liable to civil, criminal or administrative proceedings by virtue of an anti-trust or similar legislation in any jurisdiction in which it has assets or carries on business or where its activities may have an effect; nor (iii) has been notified to the Commission of the European Communities for a negative clearance or exemption or any other antitrust legislation.

          (b) SEFAM has not given an undertaking to, or is subject to any order of or investigation by, or has received any request for information from, any court or governmental authority (including, without limitation, any national competition authority and the Commission of the European Economic Community) under any antitrust or similar legislation in any jurisdiction in which SEFAM has assets or carries on business or where its activities may have been in effect.

     SECTION 2.32 GRANTS. Except as disclosed on the Disclosure Schedule, SEFAM has not applied for or received any grant, loan subsidy or allowance from any supranational, national or local authority or government agency during the last six (6) years.

     SECTION 2.33 PENDING ACQUISITION; AIRCRAFT. SEFAM has entered into the agreement identified in Item 2.6 of the Disclosure Schedule (the "Lit DuPont Agreement") in which SEFAM has agreed to acquire 80 percent of the shares in Lit DuPont for a price of approximately FF 6,200,000 and has been granted an option to acquire the remaining 20 percent for the price specified in the Lit DuPont Agreement, a copy of which is attached as Exhibit 2.33. SEFAM contemplates that the closing of the purchase of the initial 80 percent of the shares in Lit DuPont will occur close prior to the Closing Date under this Agreement. SEFAM has informed P-B of the due diligence SEFAM has conducted with respect to this acquisition. The Principal Shareholder represents and warrants that he is satisfied with such due diligence. The Principal Shareholder further represents and warrants that the representations, warranties and covenants contained in this Article 2 shall apply to Lit DuPont, its assets, liabilities, obligations and operations (as if such were the assets, liabilities, obligations and operations of SEFAM on the date hereof). The aircraft leased by Air-ST, SARL, has been serviced and maintained in accordance with all manufacturer's requirements and recommendations, and is in good operating condition. The Principal Shareholder's liability under this section shall be limited as provided in Section 7.4 below.

                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF P-B AND NEWCO

    P-B and NEWCO represents and warrants to all Shareholders as follows in Sections 3.1 and 3.2, and to the Principal Shareholder as follows in Sections
3.3 through 3.8:

          SECTION 3.1 ORGANIZATION. P-B is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, U.S.A. and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. On the Closing Date NEWCO will be a corporation duly organized, and validly existing under the laws of France and will have all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as to be conducted.

          SECTION 3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. P-B and NEWCO have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of P-B and NEWCO and no other corporate proceedings on the part of P-B or NEWCO are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by P-B and NEWCO constitutes a valid and binding agreement of P-B and NEWCO, enforceable against P-B and NEWCO in accordance with its terms.

          SECTION 3.3 P-B SEC REPORTS. P-B has timely (including, in certain instances, within the time period permitted by any applicable extension) filed all required Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other reports, forms, proxy statements, documents and registration statements (collectively, the "P-B SEC Reports") with the SEC since December 31, 1992, required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act"), all of which have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and copies of all of which have been delivered to the Principal Shareholder. None of the P-B SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the P-B SEC Reports fairly presented the consolidated financial position of P-B and its subsidiaries as of the respective dates thereof in accordance with generally accepted accounting principles, except as otherwise noted therein, and the other related statements

(including the related notes) included therein fairly present the results of operations and the cash flows of P-B and its subsidiaries for the respective fiscal years, in accordance with generally accepted accounting principles, except as otherwise noted therein.

          SECTION 3.4 ABSENCE OF CERTAIN CHANGES. Since October 31, 1993 P-B has not suffered any adverse change in its business, operations, financial condition, properties, assets or liabilities which could reasonably be expected to be material to P-B.

          SECTION 3.5 NO DEFAULT. P-B is not in default, breach or violation in any material respect (and no event has occurred which with notice or the lapse of time or both would constitute a default, breach or violation) of (a) any provision of its Constitutional Documents, (b) any term, condition or provision of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to P-B or any of its properties, business or assets.

          SECTION 3.6 CLAIMS/LITIGATION. There is no material claim, action, suit, proceeding or investigation pending or threatened in writing (or, to the best knowledge of P-B, verbally threatened), against P-B, at law or in equity, or before any federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality. Except as disclosed on the P-B Disclosure Statement, P-B is not engaged in or subject to any material litigation (civil or criminal) or arbitration or tribunal or administrative proceedings and no such litigation or proceedings are pending or threatened either by or against P-B nor are there any circumstances which may lead to any such litigation or proceedings.

          SECTION 3.7  INTELLECTUAL PROPERTY.

          P-B owns or has valid rights by license or otherwise to use all of the material intellectual property rights of any type used in connection with the conduct of its business in the manner in which it currently conducts its business, and that to the best knowledge of P-B the operations of P-B do not infringe upon or violate any intellectual property rights of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, and no such claim is pending against SEFAM, where any such infringement would have a material adverse effect on the business, operations, or financial condition of P-B.

          SECTION 3.8 COMPLIANCE WITH APPLICABLE LAWS. P-B has in the past complied and is presently complying with, in all material respects (or if not, such noncompliance has been completely remedied and no further liability of P-B exists), with respect to the operations, real property, equipment and business of P-B, with all applicable laws (whether statutory or otherwise) rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (supranational, national, federal, state, local, canton, foreign or otherwise) ("Laws"), the violation of which would have a material adverse effect on the business of P-B as currently conducted. P-B has not received any notification of any asserted present or past failure by it (which has not been completely remedied and for which no further liability of P-B exists), to comply in any material respect with any of the Laws.


                                   ARTICLE 4
                                   COVENANTS

          SECTION 4.1 CONDUCT OF BUSINESS OF SEFAM. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, neither SEFAM nor the Shareholders shall take any action which would cause SEFAM to conduct its operations other than in accordance with its ordinary course of business and consistent with past practice. SEFAM shall use all reasonable efforts to preserve intact its business organizations, keep available the services of its employees and to keep available satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in, or otherwise contemplated by, this Agreement, prior to the Closing Date, SEFAM shall not, without the prior written consent of P-B (which shall not be unreasonably withheld):

          (a)  Amend its Constitutional Documents;

          (b) Authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any share or stock of any class or any other securities;

          (c) Split, combine or reclassify any shares of its capital stock or shares, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or shares, or redeem or otherwise acquire any of its securities;

          (d) (i) Incur or assume any long-term debt or short term debt or liability; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or (iii) make any loans or advances or capital contributions to, or investments in, any other person or entity;

          (e) Enter into, adopt, amend or terminate the terms of employment of any employee or any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, or other arrangements for the benefit or welfare of any director, or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of any stock options) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing except as set forth in the Disclosure Schedule provided that the profit sharing scheme referred to in the Disclosure Schedule must be approved by P-B prior to being finalized, which approval will not be unreasonably delayed by P-B;

          (f) (i) Acquire, sell, lease, encumber, transfer or dispose of any assets, other than in the ordinary course of business or other than pursuant to the Lit DuPont Agreement; or (ii) waive any conditions to closing under the Lit DuPont Agreement; or (iii) enter into or make any agreement, license or commitment of the type referred to in Section 2.22; or (iv) enter into any other commitment or transaction other than in the ordinary course of business;

          (g) Authorize or make any capital expenditures in excess of FF 200,000 in the aggregate except for obligations incurred prior to the date hereof and disclosed in the Disclosure Schedule;

          (h) Modify, amend or terminate any material contracts or waive, release or assign any material rights or claims;

          (i) Make any Tax elections or settle or compromise any income Tax liability or change any accounting policies or procedures;

          (j) Enter into any contracts outside of the ordinary course of business or other contracts exceeding the equivalent of FF 200,000 in the aggregate or commitments affecting the technology or Intellectual Property of SEFAM; or

          (k) Take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any representation or warranty of the Shareholders contained in this Agreement untrue or incorrect in any material respect as of the date when made.

          SECTION 4.2 ACCESS TO INFORMATION. P-B and NEWCO acknowledge that they have had full access to all plants, offices, warehouses and other facilities, to all books and records and to all employees and representatives of SEFAM, and SEFAM and the Shareholders agree to permit P-B to make such further inspections and to conduct such further interviews and inquiries as P-B may reasonably require and will cause its Directors to furnish P-B with such further financial and operating data and other information with respect to the business and properties of SEFAM as P-B may from time to time reasonably request.

          SECTION 4.3 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and effect the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each party to this Agreement or its proper directors shall take all such necessary action. Each of the Shareholders, P-B and NEWCO will execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby.

          SECTION 4.4 CONSENTS. SEFAM shall use all reasonable efforts to obtain consents on terms reasonably acceptable to P-B of all third parties where applicable (including all consents disclosed on the Disclosure Schedule) and shall deliver such consents to P-B at the Closing. P-B shall use all reasonable efforts to obtain any consents required to be obtained by it, including the consent of the French Ministry of Finance described in Section 5.1. The application for the consent of the French Ministry of Finance shall be filed within five (5) business days from the date hereof and a copy of that filing shall be provided to Shareholders' counsel.

          SECTION 4.5 PUBLIC ANNOUNCEMENTS. Prior to Closing, each of the parties hereto agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other parties, except as may be required by law.

          SECTION 4.6    RESIGNATIONS.  At Closing, the directors
("Administrateurs") of SEFAM shall tender their resignation which resignations will be effective as of the Closing Date. These resignations shall include a waiver of any claims against SEFAM.

          SECTION 4.7. COOPERATION. SEFAM and the Shareholders shall (a) refrain from voluntarily taking any action which would render any representation or warranty contained in this Agreement inaccurate in any material respect as of the Closing Date as if such representations and warranties were made as of the Closing, and (b) use their best efforts to fulfill or obtain the fulfillment of the conditions set forth in Article 5. Each party will promptly notify each other party of all lawsuits, claims, proceedings and investigations that may be brought, asserted, commenced or to such party's knowledge threatened involving the transactions called for by this Agreement or which would have a material adverse impact on the assets, businesses or business prospects of SEFAM or P-B or NEWCO.

          SECTION 4.8 EMPLOYMENT AND NONCOMPETITION OF CERTAIN PERSONS. The Principal Shareholder shall enter into a separate stock grant and option agreement after the Closing Date. The Principal Shareholder agrees that none of the P-B Stock to be received by him hereunder will be separate consideration for, or allocable to, his services rendered to SEFAM and further that the compensation to be paid him, including any stock grants or options, will be for services actually rendered and is commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          SECTION 4.9 PRINCIPAL SHAREHOLDER RELEASE. Effective at the Closing, the Principal Shareholder releases all claims against SEFAM for any matter or thing occurring prior to or on the Closing Date and in any capacity, including, without limitation, any claims for indemnity as director and claims for salary, wages or other compensation or reimbursement of expenses. This release is not intended to be a release of any claims arising from the Principal Shareholder's employment by SEFAM.

          SECTION 4.10 SHAREHOLDER RELEASES. Effective at the Closing, each of the Shareholders releases all claims against SEFAM for any matter or thing occurring prior to or on the Closing Date and in any capacity, including, without limitation, any claims for indemnity as directors and claims for salary, wages or other compensation or reimbursement of expenses.

           SECTION 4.11   REGISTRATION RIGHTS.

          (a) Registration Rights. To provide to the Principal Shareholder who will receive P-B Stock hereunder the opportunity under certain circumstances to register under the United States Securities Act of 1933 (as amended or superseded by some similar law, all hereinafter referred to in this Section 4.11 as in the "1933 Act") shares of P-B Stock received by him pursuant to this Agreement plus such additional shares or securities received for or acquired with respect to such P-B Stock pursuant to any stock split, stock dividend, merger, reorganization, or similar transaction (hereinafter collectively referred to as the "Shares"), P-B agrees as follows:

          (b) Registration Rights Period. The "Registration Rights Period" means the period beginning one year after the Closing and ending on the second anniversary of the Closing.

          (c) Initiation of Request. Subject to the provisions of this Section, the Principal Shareholder shall have the right to initiate a request for one registration of any of the Shares during the Registration Rights Period. Any delay in filing a registration statement under (d)(3) or (f) below past the end of the Registration Rights Period shall not affect the effectiveness of a request submitted during the Registration Rights Period.

          (d) Filing of Registration Statement. P-B shall, subject to and limited by the provisions of this Section, prepare and file with the Securities and Exchange Commission one registration statement under the 1933 Act to register the shares requested to be registered by the Principal Shareholder under Subsection (c) provided. The obligation of P-B to so prepare and file such a registration statement shall be subject to the following conditions:

          (1) P-B will not be required to prepare and file this registration statement subsequent to the second anniversary of the Closing. The registration statement shall be filed on Form S-3, any substantially similar successor form, or, at P-B's election, any other form available for the registration of all of the shares requested to be registered. In the event Form S-3 or any similar successor form is not available for registration of the shares, the registration statement shall be filed on Form S-1 or other available form. Registration, filing fees and Blue Sky filing fees, printing expenses, fees and disbursements of legal counsel and accountants for P-B incurred in connection with this registration shall be borne by P-B. The Principal Shareholder shall bear all other expenses in connection with the registration or subsequent distribution of the Shares, including, but not limited to, all fees and disbursements for their own respective accountants, legal counsel, and underwriting fees, underwriting or brokerage discounts and commissions, transfer taxes on the sale of their Shares and any expenses of their brokers or underwriters that are not borne directly or indirectly by such brokers or underwriters.

          (2) P-B shall have the right to approve any underwriter appointed by the Principal Shareholder, which approval shall not be unreasonably withheld.

          (3) P-B shall have the right to require the Principal Shareholder for whom it files the registration statement pursuant to this Section to postpone for a reasonable period of time, not to exceed 90 days, the offering for sale of the Shares covered by such registration statement if P-B, at the time it receives the Shareholder's request for registration, intends to make or is about to make an offering of its securities and P-B reasonably believes that such offering would be materially adversely affected by the sale of such Shares. In no event will the aggregate postponement under this subsection, considered with the postponement under subsection (f) below, exceed ninety (90) days.

          (4) P-B shall use its best efforts to cause such registration statement filed pursuant to this Section to be filed as a "shelf registration" under Rule 415 of the 1933 Act and become effective as soon as reasonably possible after it receives written request therefor from the Principal Shareholder. P-B further agrees to cause such registration statement to remain current during the period commencing with the initial effective date thereof and ending on the earlier of (i) the date on which the last of the Shares covered by such registration statement are distributed; or (ii) the expiration of two years after the effective date of such registration statement.

     (e) Shareholder Cooperation. The Principal Shareholder, by his written request for the filing of a registration statement pursuant to this Section shall agree to cooperate with P-B in the preparation and filing of any registration statement covered by this section in which he participates.

     (f) Material Pending Events. P-B shall not be required to file or cause to be effective any registration in accordance with Subsection (d) if counsel for P-B by written opinion advises the Principal Shareholder that such registration may not be filed or appropriately effected in light of any material pending transaction or event of P-B, but such delay may not exceed ninety (90) days unless counsel for the Principal Shareholder consents to a longer delay which consent shall not be unreasonably withheld. During the period of any delay which may result from the operation of this section or Subsection (g), P-B shall continue to use its best efforts to process a request so that the registration statement may be filed or made effective as soon as may be reasonably possible after the end of the delay. In no event will the aggregate postponement under this subsection, combined with the postponement under subsection (e)(3) above, exceed ninety (90) days.

     (g) Filing of Reports. P-B shall cause to be filed on a timely basis all reports required to be filed by its pursuant to section 13 or 15(d) of the 1934 Act. In the event P-B fails to cause such reports to be filed on a timely basis and Form S-3 is not available for registration of the Principal Shareholder's Shares because of such failure, P-B shall make the registrations called for pursuant to this Section on Form S-1 or such other form as is available for the registration of the shares.

     (h) Indemnification. In the event of any registration statement of any shares under the 1933 Act pursuant hereto, P-B will indemnify and hold harmless the Principal Shareholder participating in such registration, each underwriter of such Shares and each person, if any, who controls an underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in, or incorporated by reference in, any registration statement under which such Shares were registered under the 1933 Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, and will reimburse the Principal Shareholder, each underwriter and such controlling person for any legal or any other expenses reasonably incurred by such Principal Shareholder, or such underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that P-B shall not be liable in any such case to the Principal Shareholder to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus or such final prospectus, or such amendment or supplement, in reliance upon and in conformity with representations or written information relating to SEFAM furnished to P-B in or pursuant to this Agreement, and provided further, however, that P-B shall not be liable in any such case to the extent that any such loss, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus or such final prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to P-B by such Principal Shareholder or any underwriter or such other person expressly for use therein; and the Principal Shareholders will be required to indemnify and hold harmless P-B, each officer and director of P-B, each underwriter, and each person, if any, who controls P-B or an underwriter within the meaning of the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged statement of any material fact contained in such registration statement, such preliminary prospectus or such final prospectus, or such amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, such preliminary prospectus or such final prospectus, or such amendment, or supplement, in reliance upon and in conformity with written information furnished to P-B by such Principal Shareholder expressly for use therein, and will reimburse P-B and each underwriter and each such other person for any legal or any other expenses reasonably incurred by P-B or such underwriter or such other person in connection with investigating or defending any such loss, claim, damage, liability or action. Any person obligated hereunder to indemnify and hold harmless another may participate with counsel of his or its choice in the defense of any action relating hereto, and, with the consent of such other person to the choice of counsel (which shall not be unreasonably withheld), may assume and control such defense, provided that such person shall not be liable for any settlement of any such claim or action effected without his or its consent.

     (i) Sale Limitation. The Principal Shareholder agrees that he will not sell any P-B Stock delivered under Section 1.2 of this Agreement (whether pursuant to the registration statement described above or otherwise) in a quantity in excess of 225,000 shares in any three (3) month period.

     (j) Notice of Registration; Right to be Included. If P-B plans to file a registration statement under the 1933 Act relating to any offering to P-B Stock and the Principal Shareholder's shares of P-B Stock have not previously been registered under this Section, P-B shall promptly notify the Principal Shareholder of such planned offering and the Principal Shareholder shall have ten (10) days in which to advise P-B that he desires to have all or part of his shares of P-B Stock included in the securities covered by this registration statement, and in the event of such notice P-B shall use its best efforts to include his shares under such registration statement. The Principal Shareholder shall have no right to subsequently request registration under (c) above if he elects, pursuant to this Section 4.11(j), to include in such registration statement less than all of his shares of P-B Stock, unless P-B shall fail to include all of the shares requested by the Principal Shareholder to be so included in such registration statement.

     SECTION 4.12 EVIDENCE OF TITLE. Shareholders shall cause SEFAM to obtain an official certificate from the Mortgage and Land Registry in Nancy, France stating that SEFAM is registered with the Mortgage or Land Registry as the owner of the real property described in Section 2.15 of the Disclosure Schedule and that no mortgages were reported with respect to that property other than as identified on the Disclosure Schedule.

     SECTION 4.13 RELEASE OF SHAREHOLDERS' AGREEMENT. Effective on the Closing, the Shareholders shall release each other from any liability or obligations under the Shareholders' Agreement identified on the Disclosure Schedule, and shall provide to P-B evidence of such release satisfactory to P-B.

     SECTION 4.14 LIMIT ON SALES OF SEFAM STOCK. Between the date of this Agreement and the Closing Date no Shareholder shall sell, assign or otherwise transfer any SEFAM Stock owned by such Shareholder, except that Sofinindex and/or SPEF may transfer not more than 238 shares of SEFAM Stock (in the aggregate) to employees of such Shareholders provided those employees have executed binding commitments to sell such shares of SEFAM Stock to NEWCO pursuant to the terms of this Agreement.

                                   ARTICLE 5
                   CONDITIONS TO CONDITION OF THE ACQUISITION


     SECTION 5.1 CONDITION PRECEDENT. The sale of the SEFAM stock to NEWCO is conditional on the French Ministry of Finance ("Ministere des Finances et du Budget") not notifying to NEWCO any objection to the transactions contemplated by this Agreement. No party shall be under any obligation to consummate this transaction unless the period for any such objection shall have expired without such notification, without limiting the effect of Section 6.1 below.

     SECTION 5.2 OTHER CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE ACQUISITION. The respective obligation of each party to effect the Acquisition is in addition subject to the following conditions, unless waived by all parties:

     (a) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Closing or the consummation of any transactions contemplated herein, whether temporary, preliminary or permanent.

     (b) No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which would impose a material limitation on P-Bs ownership or control of the SEFAM Stock or SEFAM.

     SECTION 5.3 CONDITIONS TO OBLIGATIONS OF P-B AND NEWCO TO EFFECT THE ACQUISITION. The obligation of NEWCO to effect the Acquisition is further subject to the satisfaction or waiver by NEWCO and P-B at or prior to the Closing of each of the following conditions:

     (A) REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of Shareholders contained in this Agreement shall be in all material respects true and accurate as of the date signed by the Shareholders and as of the Closing. Each of the representations and warranties of SEFAM contained in this Agreement shall be in all material respects true and accurate of the date hereof and as of the Closing.

     (B) PERFORMANCE OF COVENANTS. SEFAM and Shareholders shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by each of them. Neither SEFAM nor Shareholders shall be in default under any of the provisions of this Agreement at or prior to the Closing.

     (C) PERFORMANCE BY ALL SHAREHOLDERS. This Agreement shall have been signed by all of the Shareholders or a duly authorized representative obligating and committing the Shareholders to transfer, assign, and deliver to NEWCO all of the SEFAM Stock and to fully comply with the terms and provisions hereof, and all such Shareholders shall be prepared to consummate the Acquisition, it being specifically understood and agreed that the obligation of NEWCO to acquire any of the SEFAM Stock is conditioned upon performance by all Shareholders.

     (D) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the properties, business, or financial condition of SEFAM since the date of this Agreement and SEFAM shall not have suffered any loss or damage to its properties or assets, whether or not adequately covered by insurance, that would materially affect or impair its ability to conduct its business.

     (E) RESIGNATIONS. The signed resignations from the directors of SEFAM as required by Section 4.6 shall have been received.

     (F) DOCUMENTS SATISFACTORY. All proceedings implementing the transactions contemplated by this Agreement shall be reasonably satisfactory to counsel for P-B and NEWCO.

     (G) TRANSFER OF SEFAM STOCK. Each of the Shareholders shall deliver or procure the delivery to NEWCO of a duly completed and executed share transfer form ("ordre de mouvement") in favor of NEWCO, of all the SEFAM Stock of which it is the owner together with such other documents as are necessary or desirable to establish good title to the SEFAM Stock or to enable P-B to be registered as the holder of the SEFAM Stock and to enable P-B to exercise all rights relating to such SEFAM Stock pending registration, in each case reasonably satisfactory in form and substance to P-B.

     (H) ESCROW AGREEMENT. The Shareholders or a duly authorized representative shall have each executed and delivered the Escrow Agreement called for in Section 1.3 hereof.

     (I)  CONSENTS.

               (i)  Exchange Control obligations have been complied with; and

          (ii) Shareholders shall have delivered to P-B all other consents of third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     (J) CROSS-RECEIPT. Shareholders shall have executed and delivered a receipt acknowledging receipt by the Shareholders of the P-B Stock, or cash, as appropriate.

     (K) EVIDENCE OF TITLE. SEFAM shall have delivered to P-B the evidence of title described in Section 4.13 above evidencing SEFAM's ownership of good and marketable title to the real property owned by SEFAM.

     SECTION 5.4 CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS TO EFFECT THE ACQUISITION. The obligation of Shareholders to effect the Acquisition is further subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

          (A) REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of P-B and NEWCO contained in this Agreement shall be in all material respects true and accurate as of the date hereof and as of the Closing.

          (B) PERFORMANCE OF COVENANTS. P-B (or NEWCO) shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by it and shall not be in default under any of the provisions of this Agreement at or prior to the Closing, including delivery of the consideration to the Shareholders required hereunder.

          (D) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the properties, business, or financial condition of P-B since the date of this Agreement and P-B shall not have suffered any loss or damage to its properties or assets, whether or not adequately covered by insurance, that would materially affect or impair their ability to conduct its business.

          (E) FORMATION OF NEWCO. Newco shall have been incorporated under the laws of France and duly registered at the Commercial and Companies Registry in France and shall have all requisite corporate power and authority to carry on its business and shall provide evidence of its authority to execute and deliver this Agreement and consummate the transactions contemplated hereunder. In the event NEWCO is not so incorporated and registered, P-B shall be bound by the obligations of NEWCO under this Agreement.

                                   ARTICLE 6
                         TERMINATION; AMENDMENT; WAIVER

     SECTION 6.1 TERMINATION. This Agreement may be terminated and the Acquisition contemplated hereby may be abandoned at any time after March 31, 1994 (and prior to the Closing Date) by the parties if the condition precedent set forth in Section 5.1 is not satisfied, or by P-B and NEWCO if all of the conditions set forth in Section 5.2 and 5.3 hereof shall not have been satisfied or waived by P-B, or by the Shareholders if all of the conditions set forth in
Section 5.2 and 5.4 hereof shall not have been satisfied or waived by the Shareholders.

     SECTION 6.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of either Shareholders, P-B, NEWCO or P-B's or NEWCO's or SEFAM's directors, officers or shareholders, other than the provisions of Section 6.3 hereof and this Section. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

     SECTION 6.3 FEES AND EXPENSE. Whether or not the Acquisition is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the respective party incurring such expense; provided, however, should the Acquisition be consummated, P-B or NEWCO shall pay at the Closing the fees and disbursements of Von Gehr International incurred by SEFAM in connection with negotiating the Acquisition in an amount not exceeding U.S. $375,000. With respect to all other expenses of the Shareholders or SEFAM relating to the Acquisition, including any attorneys' fees, stamp duties, registration duties and taxes with respect to the transfer of the SEFAM Stock to NEWCO, SEFAM shall not be responsible in any way for such expenses nor shall such expenses be satisfied by use of the assets of SEFAM; such expenses constitute the personal liability of the Shareholders and shall be satisfied from their personal assets, except that NEWCO shall pay one-half of the 1% registration duty due with respect to the transfer of the SEFAM Stock by the existing SEFAM Shareholders who are parties to this Agreement, with the Shareholders responsible for the balance of that duty.

     SECTION 6.4 AMENDMENT. This Agreement may only be amended by action taken by P-B, NEWCO and Shareholders at any time before Closing by an instrument in writing signed on behalf of the parties.

     SECTION 6.5 EXTENSION; WAIVER. At any time prior to the Closing, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 7
          SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

     SECTION 7.1 OTHER REMEDIES. Any remedy available to P-B or NEWCO or the Shareholders for breach of this Agreement (including, without limitation, a breach of any representation, warranty or covenant) shall be in addition and without prejudice to all other rights and remedies available to P-B and NEWCO and the Shareholders and the exercise of or failure to exercise any remedy shall not constitute a waiver by P-B or NEWCO or the Shareholders of any of its other rights and remedies.

     SECTION 7.2 SURVIVAL OF REPRESENTATION AND WARRANTIES. P-B, NEWCO and Shareholders acknowledge and agree that, as of the date hereof P-B has performed such investigation of SEFAM as appropriate, however, no investigation by P-B or NEWCO or facts or circumstances revealed thereby shall diminish or obviate any of the representations, warranties, covenants or agreements made or to be performed by Shareholders pursuant to this Agreement or P-B's, NEWCO or the Shareholders' right to rely fully upon such representations, warranties, covenants and agreements given by the other parties in this Agreement, provided, however, that if any party notifies the other of a change constituting a material inaccuracy in the notifying party's representations arising through no fault of the notifying party (a "Change") prior to the Closing, and the other party elects to nonetheless proceed with the Closing, the representations shall be updated to include such Change and the other party shall have no claim under this section based on that Claim. Each party's liability for any untrue or inaccurate representation or warranty or breach of a covenant shall survive the Closing and any investigation at any time made by or on behalf of any other party for a period of eleven (11) months and sixteen (16) days after the Closing Date, or as to representations, warranties and covenants as to Taxes only, for the applicable periods of the statutes of limitation plus three (3) months.

     SECTION 7.3    OBLIGATION OF THE SHAREHOLDERS TO INDEMNIFY.

     (a) Each of the Shareholders agrees to indemnify, defend and hold harmless P-B, NEWCO and SEFAM and their directors, officers, employees, affiliates and assigns (the "Protected Parties") from and against all losses, costs, deficiencies, and damages (including, but not limited to, reasonable attorneys' fees and disbursements, including, attorneys' fees and disbursements necessary to enforce their rights to indemnification hereunder, consultants' fees and other costs of defense or investigation) (the "Losses" or a "Loss") arising out of or otherwise in respect of any inaccuracy in any representation or warranty set forth in Article 2 (except where such representation or warranty is qualified, limited or excluded in the Disclosure Schedule) or any breach of any covenant or agreement made or to be performed by Shareholders or SEFAM pursuant to this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, each Shareholder shall be liable only for that portion of each Loss as corresponds to his pro rata share of the aggregate proceeds received by the Shareholders under
Section 1.2 of this Agreement (without any adjustment based upon whether P-B Stock or cash was received by such Shareholder).

     (b) P-B or NEWCO shall promptly notify the Shareholder Representative (appointed pursuant to Section 8.9 hereof), in writing of any claim for recovery, such notice to include the following:

          (i) P-B's or NEWCO's good faith estimate of the reasonably foreseeable maximum amount of the alleged Loss; and

         (ii) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Loss based on P-B's good faith belief thereof, including, without limitation, the identity and address of any third party claimant (to the extent reasonably available to P-B) and copies of any formal demand or complaint.

     (c) If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party (other than a Protected Party) available by virtue of the circumstances of the Loss, the Shareholders may assume the defense or the prosecution thereof by prompt written notice to P-B and NEWCO from the Shareholder Representative including the employment of counsel or accountants, at their cost and expense. P-B and the affected Protected Party shall have the right to employ counsel separate from counsel employed by Shareholders in any such action and to participate therein, but the fees and expenses of such counsel employed by P-B and the affected Protected Party shall be at its expense. Shareholders shall not be liable for any settlement of any such claim affected without their prior written consent, which shall not be unreasonably withhold or delayed. Shareholders shall not agree to a settlement of any claim which provides for any relief other than the payment of monetary damages or which could have a precedential impact or effect on the business or financial condition of any Protected Party without P-B's and the affected Protected Party's prior written consent, which shall not be unreasonably withheld or delayed. Whether or not Shareholders choose to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

     (d) Shareholders shall have no obligation to indemnify the Protected Parties under this section until the aggregate liability of all Shareholders combined (to all such Protected Parties) exceeds FF 150,000, in which case Shareholders shall be liable for all losses incurred by such Protected Parties in excess of this amount.

     (e) Shareholders' aggregate liability under this Section shall be limited to: (i) the value of the Escrowed Property (with respect to claims asserted within the Escrow Period as defined in the Escrow Agreement); or (ii) FF 11,830,000 (with respect to claims asserted after the Escrow Period) as reduced by the value of any Escrowed Property transferred to NEWCO in satisfaction of claims asserted under the Escrow Agreement.

     (g) All representations and warranties contained herein or in any certificate or other document delivered pursuant hereto shall be deemed to be representations and warranties within the meaning of Section 7.3(a) above.

     (h) Since following the Closing SEFAM will be owned by NEWCO, the parties hereto agree that SEFAM shall have no obligation to indemnify P-B after the closing and the Shareholders will have no right of reimbursement or contribution against SEFAM.

     (i) It is expressly agreed that any Loss shall be set off against any gain made by SEFAM or increase in the value of any asset ("actif") of SEFAM or decrease in any liability ("passif") of SEFAM originating in events occurring prior to Closing. It is further expressly agreed that the obligation of the Principal Shareholder to indemnify the Protected Parties shall be reduced by the amount of any sum paid to SEFAM in respect of any Loss pursuant to any insurance policy held by SEFAM.

     SECTION 7.4    FURTHER OBLIGATION OF THE PRINCIPAL SHAREHOLDER TO
INDEMNIFY.

     (a) The Principal Shareholder agrees to indemnify, defend and hold harmless P-B, NEWCO and SEFAM and their directors, officers, employees, affiliates and assigns (the "Protected Parties") from and against all losses, costs, deficiencies and damages (including but not limited to reasonable attorneys' fees and disbursements, including attorneys' fees and disbursements necessary to enforce their rights to indemnification hereunder, consultants' fees and other costs of defense or investigation) (the "Losses" or a "Loss") arising out of any breach of the warranty of the Principal Shareholder in
Section 2.33.

     (b) The Principal Shareholder shall have no obligation to indemnify the Protected Parties under this section until the aggregate liability (to all such Parties) exceeds FF 50,000, in which the case the Principal Shareholder shall be liable for all Losses incurred by such Protected Parties in excess of this amount.

     (c) The Principal Shareholder's liability under this Section shall be limited to FF 620,000.

     (d) P-B and NEWCO hereby agree that the Shareholders with the exception of the Principal Shareholder shall have no liability to indemnify the Protected Parties under this Section.

     (e) It is expressly agreed that any Loss shall be set off against any gain made by SEFAM or increase in the value of any asset ("actif") of SEFAM or decrease in any liability ("passif") of SEFAM originating in events occurring prior to Closing. It is further expressly agreed that the obligation of the Principal Shareholder to indemnify the Protected Parties shall be reduced by the amount of any sum paid to SEFAM in respect of any Loss pursuant to any insurance policy held by SEFAM.

     (f) With respect to any claim relating to Lit DuPont, the damages payable under this section, the threshold specified in subsection (b) and the limit specified in subsection (c) shall be calculated based on 100% of the loss incurred, wihtout regard to SEFAM's percentage ownership in Lit DuPont.

     SECTION 7.5    OBLIGATION OF P-B AND NEWCO TO INDEMNIFY.

     (a) P-B and NEWCO hereby agree to indemnify each of the Shareholders from and against all losses, costs and damages (including, but not limited to, reasonable attorneys' fees and disbursements necessary to enforce their rights to indemnification hereunder, consultants' fees and other costs of defense and investigation) (the "Losses") incurred by the Shareholders and arising out of or otherwise in respect of (i) any material inaccuracy in any representation or warranty made by P-B and NEWCO to such Shareholder in Article 3; (ii) any guarantees by the Shareholders of SEFAM obligations identified on the Disclosure Schedule. P-B's obligation under this section shall survive for eleven (11) months and sixteen (16) days past the Closing Date.


                                   ARTICLE 8
                                 MISCELLANEOUS

     SECTION 8.1 BROKERAGE FEES AND COMMISSIONS. P-B hereby represents and warrants to Shareholders that no person or entity is entitled to receive any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby for services on behalf of P-B. Shareholders represent and warrant that, except for Von Gehr International (whose total fee is as specified in Section 6.3), no person or entity is entitled to receive any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby for services on behalf of Shareholders and SEFAM.

     SECTION 8.2 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that P-B and/or NEWCO may assign its rights and obligations to any other subsidiary of P-B, but no such assignment shall relieve P-B or NEWCO of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 8.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and affect.

     SECTION 8.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested) or by Federal Express or other reputable overnight delivery service to the respective parties addressed as follows:

     If to P-B:

          Puritan-Bennett Corporation
          9401 Indian Creek Parkway
          Overland Park, Kansas  66201
          Attn:  Burton A. Dole, Jr.

     and:

          Puritan-Bennett Corporation
          10800 Pflumm Road
          Lenexa, Kansas  66215
          Attn:  Tom Jones

     With a copy to:

          Blackwell Sanders Matheny Weary & Lombardi
          2300 Main
          Suite 1100
          Kansas City, Missouri 64108
          Attn:  Daniel C. Weary

     If to Shareholders:

          Pierrick Haan
          11 Rue Emille Galle
          54520 Laxou

     With a  copy  to:

          Clifford Chance
          112 Avenue Kleber
          75116 Paris
          Attn: Catherine Dawson


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner sat forth above.

     SECTION 8.5 HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 8.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.7 COUNTERPARTS. This Agreement shall be executed in as many counterparts as there are parties, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 8.8 PRONOUNS, ETC. All pronouns and any variations thereof refer to the masculine, feminine or neuter gender, and the singular or plural numbers, as the context requires.

     SECTION 8.9 APPOINTMENT OF REPRESENTATIVE. Shareholders appoint Pierrick Haan as "Shareholder Representative" to receive all notices to Shareholders hereunder and to be their representative in any and all disputes with P-B or NEWCO which may arise hereunder. The Shareholders may appoint a representative to replace Pierrick Haan by giving P-B and NEWCO notice of the name and address of such replacement. All references herein to the Shareholder Representative shall include any such replacement representative.

     SECTION 8.10 LANGUAGE AND CONTROLLING LAW. For all purposes in connection with this Agreement, the English language version shall control. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the France regardless of laws that might otherwise govern under applicable principles of conflicts of laws thereof and the parties expressly agree to submit to the jurisdiction of the Commercial Court ("Tribunal de Commerce") at Nancy, France.

     SECTION 8.11 ATTORNEY FEES. In the event suit is brought or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect any money due hereunder, or to collect monetary damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney fees, court costs, costs of investigation and other related expenses incurred in connection therewith.

     SECTION 8.12 MODIFICATIONS. This Agreement may not be changed, modified or rescinded, except in writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

     SECTION 8.13 NEGOTIATED TRANSACTION. The provisions of this Agreement were negotiated by all of the parties and this Agreement shall have been deemed to have been drafted by all parties.

     SECTION 8.14 EXHIBITS. The following Exhibits are attached to this Agreement, incorporated herein by reference as if fully set forth herein:

     Exhibit 1.3    Escrow Agreement
     Exhibit 2.1    Disclosure Schedule

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

                         NEWCO:

                         PURITAN-BENNETT FRANCE HOLDINGS, S.A.

                         By:/s/ Karl Jonietz
                            -------------------------------------


                         P-B:

                         PURITAN-BENNETT CORPORATION

                         By:/s/ Karl Jonietz
                            -------------------------------------



                         SEFAM (as to Article 4 only)

                         By:/s/ Pierrick Haan
                            ------------------------------------

                         SHAREHOLDERS:

                         /s/ Pierrick Haan
                         ---------------------------------------
                         Monsieur Pierrick Haan

                         /s/ Philippe Marion
                         ---------------------------------------
                         Monsieur Philippe Marion

                         /s/ Bernard Thiriet
                         ---------------------------------------
                         Monsieur Bernard Thiriet

                         /s/ Gerard Hascoet
                         ---------------------------------------
                         Monsieur Gerard Hascoet


                         SPEF

                         By:/s/ Jean-Pierre Leger-Moec
                            ------------------------------------

                         /s/ Daniel Foin
                         ---------------------------------------
                         Monsieur Daniel Foin

                         /s/ Philippe Fayet
                         ---------------------------------------
                         Monsieur Philippe Fayet

                         /s/ Hubert Michalowski
                         ---------------------------------------
                         Monsieur Hubert Michalowski


                         SPEF INDUST

                         By:/s/ Jean-Pierre Leger-Moec
                             -----------------------------------



                         SEGIMLOR SARL

                         By:/s/ Jean-Pierre Leger-Moec
                            ------------------------------------



                         FCPR LORRAINE DEVELOPPEMENT

                         By:/s/ Jean-Pierre Leger-Moec
                            ------------------------------------



                         MME M.C. CANDELLE-GARDENQ

                         By:/s/ Marie-Christine Candelle-Gardenq
                            -------------------------------------


                         SOFINNOVA

                         By:/s/ Marie-Christine Candelle-Gardenq
                            ------------------------------------

                         SOFINNOVA CAPITAL FCPR

                         By:/s/ Marie-Christine Candelle-Gardenq
                            -------------------------------------



                         INNOVEST

                         By:/s/ Michel Petitjean
                             ------------------------------------



                         SOFININDEX S.A.

                         By:/s/ Christiane Massa
                            --------------------------------------


                         /s/ Albert Vartanian
                         ---------------------------------------
                         Monsieur Albert Vartanian

                         /s/ Bruno Denis
                         ---------------------------------------
                         Monsieur Bruno Denis

                         /s/ Jean-Pierre Magagnin
                         ---------------------------------------
                         Monsieur Jean-Pierre Magagnin

                         /s/ Claudine Medina
                         ---------------------------------------
                         Madame Claudine Medina

                         /s/ Anne-Marie Nakhle-Dubois
                         ---------------------------------------
                         Madame Anne-Marie Nakhle-Dubois

                         /s/ Marie-Pierre Servant
                         ---------------------------------------
                         Madame Marie-Pierre Servant


                         SOPAGEST

                         By:/s/ Jean-Pierre Leger-Moec
                            -----------------------------------


                         /s/ Daniel Foin
                         ---------------------------------------
                         Monsieur Daniel Foin

                         /s/ Philippe Fayet
                         ---------------------------------------
                         Monsieur Philippe Fayet

                         /s/ Hubert Michalowski
                         ---------------------------------------
                         Monsieur Hubert Michalowski

                         GEFOLOR

                         By:/s/ Jean-Pierre Leger-Moec
                            -----------------------------------